EXECUTION VERSION

Exhibit 99.11
________________________________________________________________________
AMENDMENT AGREEMENT NO. 2

Among

COMUNICACIONES NEXTEL DE MÉXICO, S.A. DE C.V.
as Borrower under the Non-Sinosure Credit Agreement

THE GUARANTORS SIGNATORIES HERETO
as Guarantors under the Non-Sinosure Credit Agreement

CHINA DEVELOPMENT BANK CORPORATION
as Lender, Administrative Agent and Arranger under the Non-Sinosure Credit Agreement

Dated as of December 5, 2014
________________________________________________________________________

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Table of Contents

SECTION 1.	DEFINITIONS AND RULES OF INTERPRETATION.

1.	Defined Terms

2.	Rules of Interpretation

SECTION 2.	AMENDMENTS TO THE NON-SINOSURE CREDIT AGREEMENT.

SECTION 3.	ACKNOWLEDGMENT.

SECTION 4.	EFFECTIVENESS AND TERMINATION.

SECTION 5.	CONDITIONS PRECEDENT.

1.	Legal Opinions

2.	Charter Documents

SECTION 6.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

SECTION 7.	NO WAIVER.

SECTION 8.	RATIFICATION OF THE ASSET PLEDGE AND THE DSRA PLEDGE; EXECUTION OF THE BORROWER SHARE PLEDGE.

SECTION 9.	NO NOVATION.

SECTION 10.	MISCELLANEOUS.
Annex 1
Amendments to the Non-Sinosure Credit Agreement

1.	Amendments to Appendix A of the Non-Sinosure Credit Agreement

2.	Amendments to Section 5 (Covenants) of the Non-Sinosure Credit Agreement

3.	Amendments to Section 6 (Payment Provisions; Fees) of the Non-Sinosure Credit Agreement

4.	Amendments to Section 7 (Events of Default and Remedies) of the Non-Sinosure Credit Agreement

5.	Amendments to Section 9.2 (Bankruptcy) of the Non-Sinosure Credit Agreement

6.	Amendments to Section 10.13 (Assignments, Participations, etc.) of the Non-Sinosure Credit Agreement

EXHIBIT A        FORM OF RATIFICATION AGREEMENT
EXHIBIT B        FORM OF AMENDMENT TO THE PARENT GUARANTY

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EXHIBIT C        FORM OF BORROWER SHARE PLEDGE

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AMENDMENT AGREEMENT NO. 2 (this “Amendment”), dated as of December 5, 2014, among (i) COMUNICACIONES NEXTEL DE MÉXICO, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico in its capacity as borrower (the “Borrower”) under the Non-Sinosure Credit Agreement (as defined below), (ii) the persons listed as guarantors on the signature pages hereto in their capacities as guarantors (the “Guarantors”) under the Non-Sinosure Credit Agreement, and (iii) CHINA DEVELOPMENT BANK CORPORATION as lender (in such capacity, the “Lender”), administrative agent (in such capacity, the “Administrative Agent”) and arranger (in such capacity, the “Arranger”) under the Non-Sinosure Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantors, the Lender, the Administrative Agent and the Arranger are parties to a US$187,500,000 credit agreement dated as of July 12, 2011, as amended on September 25, 2013, and as further amended and waived from time to time, which is not supported by the Sinosure Insurance (the “Non-Sinosure Credit Agreement”);
WHEREAS, the Borrower, the Guarantors, the Lender, the Administrative Agent and the Arranger are parties to a US$187,500,000 credit agreement dated as of July 12, 2011, as amended on September 25, 2013, and as further amended and waived from time to time, which is supported by the Sinosure Insurance (the “Sinosure Credit Agreement”, together with the Non-Sinosure Credit Agreement, the “Credit Agreements”);
WHEREAS, the Borrower has notified the Administrative Agent and has requested that the Lender agree to amend certain terms and conditions of the Non-Sinosure Credit Agreement to facilitate the balance sheet restructuring of NII Holdings, Inc. (the “Parent”) and certain of the Parent’s affiliates pursuant to which the US$4,350,000,000 notes issued by NII Capital Corp. and/or NII International Telecom S.C.A. will be restructured;
WHEREAS, the Parent and such affiliates have commenced the Chapter 11 Cases, and other affiliates may, from time to time thereafter, commence cases under chapter 11 of title 11 of the United States Code; and
WHEREAS, it is anticipated that the Parent Restructuring Plan and the order confirming it will provide that the Parent’s obligations under (i) the Shareholder Undertaking, (ii) the Subordination Agreements and (iii) the Parent Guaranty, amended as set forth in the Amendment to the Parent Guaranty, will not be discharged, but will instead continue in full force and effect, binding the Parent or a Successor Guarantor, as of the Parent Restructuring Effective Date;
NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

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SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.
1.    Defined Terms
Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Appendix A (Defined Terms and Rules of Interpretation) of the Non-Sinosure Credit Agreement, as amended by Amendment No. 1 and as amended hereby.
2.    Rules of Interpretation
The rules of interpretation set forth in Appendix A (Defined Terms and Rules of Interpretation) of the Non-Sinosure Credit Agreement shall apply to this Amendment, mutatis mutandis.
SECTION 2.    AMENDMENTS TO THE NON-SINOSURE CREDIT AGREEMENT.
On the Effective Date (as defined below), the terms and conditions of the Non-Sinosure Credit Agreement shall be amended as set forth in Annex 1 hereto.

SECTION 3.    ACKNOWLEDGMENT.
Each Party to this Amendment hereby acknowledges and agrees that the terms and conditions of each of the Financing Documents in effect as of the date hereof shall continue in full force and effect unchanged except as amended and supplemented hereby or as otherwise set forth herein.
SECTION 4.    EFFECTIVENESS AND TERMINATION.
Notwithstanding anything in this Amendment to the contrary, this Amendment shall become effective on the date on which (i) this Amendment has been executed by all parties hereto, and (ii) each of the conditions precedent set forth in Section 5 (Conditions Precedent) shall have been fulfilled in a manner reasonably satisfactory to the Administrative Agent or have been waived in writing by the Administrative Agent, in its sole discretion (the “Effective Date”).
SECTION 5.    CONDITIONS PRECEDENT.
On or prior to the Effective Date, the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all Lenders):
1.    Legal Opinions

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The Administrative Agent shall have received a copy of the following legal opinions, which legal opinions shall be dated as of the Effective Date and addressed to each Financing Party:
(a)    the legal opinion of White & Case LLP, New York counsel to the Administrative Agent and the Lenders, as to matters of enforceability of this Amendment under New York law;
(b)    the legal opinion of White & Case S.C., Mexican counsel to the Administrative Agent and the Lenders, as to matters of due authorization of the execution, delivery, and performance of (i) this Amendment, (ii) the ratification agreement to the DSRA Pledge and the Asset Pledge, with respect to each Mexican Obligor party to such documents; and
(c)    the legal opinion of Morris James LLP, Delaware counsel to the Administrative Agent and the Lenders, as to matters of execution and delivery of the Amendment to the Parent Guaranty.
2.    Charter Documents
The Administrative Agent shall have received the following documents, dated as of the Effective Date, each certified as indicated below:
(a)    the Officer’s Certificate of the Borrower certifying that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors (or other equivalent body) of the Borrower: (A) approving the transactions contemplated by this Amendment; (B) authorizing the execution, delivery and performance of this Amendment; and (C) authorizing a named person or persons to execute this Amendment and any documents to be delivered by the Borrower under this Amendment (including the ratification agreement referenced in Section 8 (Ratification of the Asset Pledge and the DSRA Pledge and Execution of the Borrower Share Pledge) of this Amendment) and dispatch all documents and notices to be signed and/or dispatched by the Borrower under or in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(b)    the Officer’s Certificate of each Guarantor certifying that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors (or other equivalent body) of such Guarantor: (A) approving the transactions contemplated by this Amendment; (B) authorizing the execution, delivery and performance of this Amendment; and (C) authorizing a named person or persons to execute this Amendment (including, with respect to NII Digitial, S. de R.L. de C.V. the ratification agreement referenced in Section 8 (Ratification of the Asset Pledge and the DSRA Pledge and Execution of the Borrower Share Pledge) of this Amendment) and any documents to be delivered by the Guarantor under this Amendment and dispatch all documents and notices to be signed

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and/or dispatched by the Guarantor under or in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.
SECTION 6.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(c)    The Borrower and each Guarantor (as applicable) confirms to the Administrative Agent that the Repeating Representations and the representation made under Section 4.20 (Ranking) of the Non-Sinosure Credit Agreement are true and correct on and as of the Effective Date as if made on and as of such date and as if the references to “this Agreement” in that section were references to the Non-Sinosure Credit Agreement as amended by this Amendment.
(d)    The Borrower further represents to the Administrative Agent that, on the date of this Amendment and on the Effective Date, it has no outstanding Indebtedness other than Indebtedness incurred under (i) the Credit Agreements, and (ii) paragraphs (ii), (v) and (vii) of the definition of “Indebtedness”, in each case, as disclosed to the Administrative in the latest financial statements delivered pursuant to the Non-Sinosure Credit Agreement.
(e)    Each Guarantor agrees to the amendments contemplated by this Amendment and confirms that its obligations under the Financing Documents to which it is a party will not be released or diminished by the amendments or waivers contemplated herein.
(f)    Upon receipt of the corresponding invoice by the appropriate party, the Borrower shall promptly, in any event within ten (10) Business Days, pay or arrange for the payment of (i) an amendment fee equal to US$12,500, and (ii) all reasonable and documented costs and expenses incurred by any Financing Party (including Attorney Costs) in connection with the preparation, issuance, delivery, filing, recording and administration of this Amendment and the Parent Restructuring and any other documents which may be delivered in connection herewith or therewith. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in Mexico, the United States or China in connection with the execution, delivery, filing and recording of this Amendment or any other Financing Document, or any other document which may be delivered in connection with this Amendment, and agrees to save the Financing Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
SECTION 7.    NO WAIVER.
Except as expressly provided in this Amendment, each of the Financing Documents shall remain unchanged and in full force and effect, and no provision of this

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Amendment shall be deemed (i) to be a consent, waiver or modification of any term or condition of the Financing Documents or any of the instruments or documents referred to therein, or (ii) to prejudice any rights or remedies which any Financing Party may have now or in the future under or in connection with any of the Financing Documents.
SECTION 8.    RATIFICATION OF THE ASSET PLEDGE AND THE DSRA PLEDGE; EXECUTION OF THE BORROWER SHARE PLEDGE.
As soon as reasonably practicable after the execution of this Amendment:
(a)     the Asset Pledge and the DSRA Pledge shall be duly ratified by each party thereto before a notary public or commercial notary public in Mexico, by means of the execution of the corresponding ratification agreement, substantially in the form of Exhibit A hereto,
(b)    the ratification referred to in paragraph (a) above shall be duly registered and filed with the Movable Property Registry (Registro Único de Garantías Mobiliarias) and delivery shall be made to the Security Agent of evidence of such filing (boleta de inscripción), in order to ratify the first ranking priority Lien intended to be provided therein and that all fees and costs and expenses in relation thereto have been duly paid or discharged, and
(c)    in any event by no later than February 28, 2015, the Borrower Share Pledge shall be duly executed and the security intended to be created thereunder be duly perfected in accordance with the terms thereof, and the stock registry book of the Borrower shall be updated to reflect the entering into of the Borrower Share Pledge.
SECTION 9.    NO NOVATION.
The execution of this Amendment does not constitute a novation, payment, satisfaction, performance, extinction or fulfillment of any of the obligations under the Non-Sinosure Credit Agreement whatsoever, including its annexes, exhibits and schedules.
SECTION 10.    MISCELLANEOUS.
Section 10 (Miscellaneous) of the Non-Sinosure Credit Agreement shall be incorporated into this Amendment as if set forth in full herein, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.
COMUNICACIONES NEXTEL DE MÉXICO, S.A. DE C.V., as Borrower
Notice Address:
Paseo de los Tamarindos No. 90, piso 24
Col. Bosques de las Lomas
05120 México, D.F.
Mexico
Attention: General Counsel
Telephone No.: (011 52 55) 4115-3651
Facsimile No.: (011 52 55) 1018-4010 (Ext. 3651)

with a copy to:

NII Holdings, Inc.
1875 Explorer Street,
Reston, VA 20190
Attention: Chief Commercial Counsel
Facsimile No: +703 390 7170

By:/s/ Antonio Garza Canovas
Name: Antonio Garza Canovas
Title: Attorney-in-fact

By:/s/ Alejandro Giordano Carranco
Name: Alejandro Giordano Carranco
Title: Attorney-in-fact

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The Guarantors:

INVERSIONES NEXTEL DE MÉXICO S. DE R.L. DE C.V.
NII TELECOM S. DE R.L. DE C.V.
NII DIGITAL S. DE R.L. DE C.V.
DELTA COMUNICACIONES DIGITALES S. DE R.L. DE C.V.

Notice Address for all Guarantors under the Non-Sinosure Credit Agreement:

Paseo de los Tamarindos No. 90, piso 24
Col. Bosques de las Lomas
05120 México, D.F.
Mexico
Attention: General Counsel
Telephone No.: (011 52 55) 4115-3651
Facsimile No.: (011 52 55) 1018-4010 (Ext. 3651)

with a copy to:

NII Holdings, Inc.
1875 Explorer Street,
Reston, VA 20190
Attention: Chief Commercial Counsel
Facsimile No: +703 390 7170

On behalf of the Guarantors
By:/s/ Antonio Garza Canovas
Name: Antonio Garza Canovas
Title: Attorney-in-fact

By:/s/ Alejandro Giordano Carranco
Name: Alejandro Giordano Carranco
Title: Attorney-in-fact

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CHINA DEVELOPMENT BANK CORPORATION, as Lender
Notice Address:
Address:     14th Floor, CITIC Tower
No. 1093 Shennan Zhong Road
Shenzhen 518031, P.R. China
Attention:    Che Nan
Telephone No.:    +86 (755) 2594 2783
Facsimile No.:    +86 (755) 2598 7725

By:/s/ Liu Wensheng
Name: Liu Wensheng
Title: Deputy General Manager of Shenzhen Branch

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CHINA DEVELOPMENT BANK CORPORATION, as Administrative Agent
Notice Address:
Address:     14th Floor, CITIC Tower
No. 1093 Shennan Zhong Road
Shenzhen 518031, P.R. China
Attention:    Che Nan
Telephone No.:    +86 (755) 2594 2783
Facsimile No.:    +86 (755) 2598 7725

By:/s/ Liu Wensheng
Name: Liu Wensheng
Title: Deputy General Manager of Shenzhen Branch

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CHINA DEVELOPMENT BANK CORPORATION, as Arranger
Notice Address:
Address:     14th Floor, CITIC Tower
No. 1093 Shennan Zhong Road
Shenzhen 518031, P.R. China
Attention:    Che Nan
Telephone No.:    +86 (755) 2594 2783
Facsimile No.:    +86 (755) 2598 7725

By:/s/ Liu Wensheng
Name: Liu Wensheng
Title: Deputy General Manager of Shenzhen Branch

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Annex 1
Amendments to the Non-Sinosure Credit Agreement
1.    Amendments to Appendix A of the Non-Sinosure Credit Agreement
(a)    The following definitions shall be added in the appropriate alphabetical positions in the Non-Sinosure Credit Agreement:
“Amendment to the Parent Guaranty” shall mean the amendment to the Parent Guaranty dated as of the date of the Amendment No. 2, being 5 December 2014 and entered into among the Parent and the Administrative Agent (for the benefit of the Financing Parties) substantially in the form of Exhibit B hereto.

“Amendment No. 2” shall mean the Amendment Agreement No. 2 dated as of 5 December 2014 entered into among the Borrower, the Guarantors, the Lender, the Administrative Agent and the Arranger.

“Amendment No. 2 Closing Date” shall mean the date on which:

i.the Amendment No. 2 Effective Date has occurred;
ii.the Borrower Share Pledge has been executed and delivered;
iii.the Borrower has prepaid the Loans in an amount not less than the Required Prepayment Amount; and
iv.solely in respect of the Sinosure Credit Agreement, the Borrower has paid to Sinosure all additional fees and premiums required by Sinosure to be paid for the purposes of the Borrower entering into the Amendment No. 2, provided that no Event of Default has occurred and is continuing on such date and provided further that such date shall have occurred on or prior to the earlier of (I) five (5) Business Days after the Parent Restructuring Effective Date and (II) September 30, 2015.

“Amendment No. 2 Effective Date” shall have the meaning given to it as the Effective Date in the Amendment No. 2.

“Borrower Share Pledge” shall mean the agreement in respect of the pledge over the entire issued share capital of the Borrower entered between the shareholders of the Borrower and the Security Agent substantially in the form of Exhibit C hereto.

“Chapter 11 Cases” shall mean the cases commenced on September 15, 2014 or thereafter by the Parent and certain of its affiliates under chapter 11 of title 11 of the United States Code styled In re NII Holdings, Inc., et al., No. 14-12611 (SCC) in the United States Bankruptcy Court for the Southern District of New York.

“Cut-off Date” shall mean June 27, 2014.

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“Parent Change of Control” shall mean:
i.any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended), but excluding any employee benefit plan of such “person” or its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) becomes the beneficial owner, directly or indirectly, of 35% or more of the voting stock of the Parent or Successor Guarantor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination); or
ii.a majority of the members of the board of directors of the Parent or Successor Guarantor are not Continuing Directors;
provided that “Parent Change of Control” shall not include the Parent Restructuring Plan and the Parent Restructuring Plan shall be deemed not to result in a Parent Change of Control.

“Parent Guaranty Amendment Effective Date” shall have the meaning given to it in the Amendment to the Parent Guaranty.

“Parent Restructuring” shall mean the balance sheet restructuring of the Parent and certain of the Parent’s Subsidiaries in the Chapter 11 Cases.

“Parent Restructuring Effective Date” shall mean the date on which the Parent Restructuring Plan becomes effective.

“Parent Restructuring Plan” shall mean the plan in respect of the Parent confirmed under 11 U.S.C. § 1129 in the Chapter 11 Cases, pursuant to which, together with the chapter 11 plans of applicable affiliates, the US$4,350,000,000 notes issued by NII Capital Corp. and/or NII International Telecom S.C.A. are restructured or compromised, including, without limitation, through the full or partial conversion of such notes into equity shares of the Parent and/or its Affiliates.

“Permitted Indebtedness” shall mean:

(a)    any Indebtedness permitted under the Financing Documents and which is incurred prior to the execution date of the Amendment No. 2;
(b)    Indebtedness arising under any Permitted Sale Leaseback Transaction;
(c)    any Subordinated Restricted Intercompany Indebtedness;
(d)    any other Indebtedness fully subordinated in right of payment and upon insolvency of the Borrower to the Lender, and under which no payment (including principal, interest or any other form of payment), prepayment or repayment may be made before the unconditional and irrevocable payment in full of all amounts under the Financing Documents;

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(e)    Indebtedness incurred in connection with the ordinary course of business of the Borrower, provided that the aggregate outstanding amount of such Indebtedness at any time shall not exceed US$50,000,000 (or its equivalent in Pesos);
(f)    Indebtedness incurred for the purpose of refinancing Indebtedness of the Borrower existing on the date of the Amendment No. 2 (without any increase in the principal amount thereof or any shortening of the average maturity of any principal amount thereof in comparison with the average maturity of the Indebtedness being refinanced); and
(g)    the amount of any liability in respect of any guaranty for any of the items referred to in paragraphs (a) to (f) above.
“Required Prepayment Amount” shall mean an amount equal to seventeen percent (17%) of the Loans outstanding on the Cut-off Date.

“Successor Guarantor” shall mean the entity which (i) becomes, or is deemed as, the legal successor of the Parent as a result of, or pursuant to, the Parent Restructuring Plan or the order of the applicable Governmental Authority in the Chapter 11 Cases confirming the Parent Restructuring Plan, but not by reason of sale (even if pursuant to the Parent Restructuring Plan or such order), and only if such succession or deemed succession shall not have occurred before the Parent Restructuring Effective Date (unless preceded by the unconditional and irrevocable repayment in full of the Guaranteed Obligations (as such term is defined in the Parent Guaranty)), and (ii) has undertaken, as of the Parent Restructuring Effective Date, the Parent’s obligations under the Shareholder Undertaking, the Subordination Agreements and the Parent Guaranty, as amended pursuant to the Amendment to the Parent Guaranty.

(a)    The following definitions shall be amended to read in its entirety as follows:
“Change of Control” shall mean:

(a)    a Parent Change of Control;
(b)    the Borrower ceases, directly or indirectly, to control any of the Guarantors;
(c)    Nextel International (Uruguay) LLC ceases to own at least 99.99% of the entire issued and outstanding capital stock of the Borrower; or
(d)    the Parent or the Successor Guarantor ceases, directly or indirectly, to control the Borrower, for purposes of this definition, “control” shall mean, with respect to a Person, (i) the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and (ii) the ownership (directly or indirectly) of 51% of the entire issued and outstanding share capital of such Person.

“Financing Documents” shall mean, collectively, this Agreement, the Amendment No. 1., the Amendment No. 2., the Parent Guaranty, the Amendment to the Parent Guaranty, any

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Subordination Agreement, the Shareholder Undertaking, the Security Documents, any ratification agreement in respect of any Security Document, the Fee Letter and each Notice of Borrowing.

“Loan Maturity Date” shall mean (i) prior to the occurrence of the Amendment No. 2 Closing Date, the date falling ten (10) years from the Signing Date except that if such date is not a Business Day, then the Loan Maturity Date shall be the Business Day immediately preceding the date falling ten (10) years from the Signing Date or (ii) upon the occurrence of the Amendment No. 2 Closing Date, January 11, 2021.

“Parent Guaranty” shall mean the guaranty agreement dated as of September 25, 2013, entered into among the Parent, the Administrative Agent and the Sinosure Administrative Agent, for the benefit of the Financing Parties, as amended from time to time.

“Principal Payment Dates” shall mean, collectively, (i) prior to the occurrence of the Amendment No. 2 Closing Date, the first Interest Payment Date immediately following the expiry of the Availability Period and thereafter, each next succeeding Interest Payment Date, and (ii) upon the occurrence of the Amendment No. 2 Closing Date, on each date set forth below which follows the Amendment No. 2 Closing Date:

Principal Payment Date
October 10, 2014
April 10, 2015
October 10, 2015
April 10, 2016
October 10, 2016
April 10, 2017
October 10, 2017
April 10, 2018
October 10, 2018
April 10, 2019
October 10, 2019
April 10, 2020
October 10, 2020
January 11, 2021

provided that the last Principal Payment Date shall be the Loan Maturity Date.

“Security Documents” shall mean the Asset Pledge, the Borrower Share Pledge, the DSRA Pledge and any other document designated as a Security Document by the Financing Parties.
“Waiver Period” shall mean the period commencing on the effective date of the Amendment No. 1 and ending on June 30, 2017 (inclusive).

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2.    Amendments to Section 5 (Covenants) of the Non-Sinosure Credit Agreement
(a)    Paragraph (d) of Section 5.1 (Financial Statements and Other Information) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“(d)    Financial Ratio. Together with each set of financial statements delivered pursuant to Section 5.1(a) or 5.1(b) above, (i) a detailed calculation of the financial ratios set forth in Section 5.22 (Financial Ratios) as tested as of the Calculation Date immediately falling prior to the delivery of such financial statements for the period of twelve (12) months ending on such Calculation Date, certified by the chief financial officer, treasurer or financial controller of the Borrower; and (ii) a Compliance Certificate, provided that, during the Waiver Period only, the Borrower shall not be required to deliver a Compliance Certificate, provided further that, the Borrower shall not, during the period from June 30, 2015 to the Amendment No. 2 Closing Date, deliver any Compliance Certificate in respect of the twelve months period ending on June 30, 2015 for purposes of effecting a release of the liabilities of the Parent Guarantor under the Parent Guaranty pursuant to Section 20 (Release of Liability of Parent Guarantor) of the Parent Guaranty. For the avoidance of doubt, any calculation of financial ratios provided on or prior to the last day of the Waiver Period shall be provided for the Lender’s information purposes only.”
(b)    A new paragraph (n) of Section 5.1 (Financial Statements and Other Information) of the Non-Sinosure Credit Agreement shall added to read in its entirety as follows:
“(n)    Restructuring.
(i)    such information with respect to the Parent Restructuring (including with respect to its process and status) as the Administrative Agent may request from time to time (acting reasonably).”
(c)    Section 5.22 (Financial Ratio) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“The Borrower shall:
(a)    maintain (i) a Net Debt to Consolidated EBITDA ratio of no greater than 2.5 to 1.0, (ii) a Net Debt to Total Net Worth ratio of no greater than 2.0 to 1.0, and (iii) a Consolidated EBITDA to Consolidated Interest Expense ratio of no less than 3.0 to 1.0., in each case, as tested as of each Calculation Date falling after the last day of the Waiver Period for the period of twelve (12) months ending on such Calculation Date; and
(b)     ensure that, as of the date after the last day of the Waiver Period, the amount of the Consolidated Cash Balance shall be (i) no less than US$100,000,000 as tested as of each Calculation Date falling in the period when the sum of the outstanding principal amount of all the Loans is more than US$100,000,000, and (ii) no less than the then outstanding principal amount of all the Loans as tested as of each Calculation Date falling after the sum of the outstanding principal amount of all the Loans falls below US$100,000,000.”

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(d)    Section 5.29 (Incremental Indebtedness and Subordinated Restricted Intercompany Indebtedness) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“5.29 Incremental Indebtedness and Subordinated Restricted Intercompany Indebtedness.
(a)    During the Waiver Period, the Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
(b)    After the last day of the Waiver Period, the Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness (other than the Indebtedness under the Financing Documents), unless (i) no Default or Event of Default then exists or would result therefrom; and (ii) the Borrower has complied and after the incurrence thereof on a pro forma basis, is in compliance with Section 5.22 (Financial Ratio) as tested on the Calculation Date immediately preceding the proposed date of such incurrence.
(c)    No Obligor nor its Subsidiaries, shall pay, or cause to be paid, any Subordinated Restricted Intercompany Indebtedness without the prior written consent of the Administrative Agent and the Sinosure Administrative Agent.”
3.    Amendments to Section 6 (Payment Provisions; Fees) of the Non-Sinosure Credit Agreement
(a)    Section 6.1 (Repayment of Principal) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“(a)    Prior to the occurrence of the Amendment No. 2 Closing Date, the Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date in fifteen (15) equal semi-annual instalments commencing on the first Interest Payment following the expiry of the Availability Period.
(b)    Upon the occurrence of the Amendment No. 2 Closing Date:
(i)    the Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date in the amounts (expressed as a percentage of the aggregate Loans outstanding as of the Cut-off Date) as set out below:

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Principal Payment Date	Amount Due (expressed as a percentage of the aggregate Loans outstanding as of the Cut-off Date)
October 10, 2014	0.29%
April 10, 2015	0.29%
October 10, 2015	0.29%
April 10, 2016	0.29%
October 10, 2016	0.29%
April 10, 2017	0.29%
October 10, 2017	10.16%
April 10, 2018	10.16%
October 10, 2018	10.16%
April 10, 2019	10.16%
October 10, 2019	10.16%
April 10, 2020	10.16%
October 10, 2020	10.16%
January 11, 2021	10.14%

(ii)    any amounts repaid or prepaid by the Borrower on and from the Cut-off Date and prior to the occurrence of the Amendment No. 2 Closing Date shall be applied in the following order of priority:
1.first, towards repayment of the principal amount of the Loans on each Principal Payment Date occurring on and from the Cut-off Date and prior to the Amendment No. 2. Closing Date in accordance with paragraph (b)(i) above in chronological order;
2.second, towards prepayment of the Required Prepayment Amount; and
3.third, towards the repayment of the principal amount of the Loans outstanding in accordance with paragraph (b)(i) above on each Principal Payment Date occurring after the Amendment No. 2. Closing Date in chronological order. ”
4.    Amendments to Section 7 (Events of Default and Remedies) of the Non-Sinosure Credit Agreement
(a)    New paragraphs of Section 7.1 (Events of Default) of the Non-Sinosure Credit Agreement shall be added to read in its entirety as follows:
“(s) Borrower Share Pledge. (i) Any holder of the issued share capital of the Borrower shall fail to execute and deliver the Borrower Share Pledge to the Security Agent, and to perfect the Lien created or intended to be created under or evidenced by the Borrower Share Pledge, or (ii) in the event that any holder of the issued share capital of the Borrower at any time is or becomes a “debtor” (as defined in 11 U.S.C § 101(13)), the relevant court shall have failed, with respect to only such holder, to have authorized such (a) execution and delivery of the Borrower

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Share Pledge and (b) grant and perfection of the Lien created or intended to be created under or evidenced by the Borrower Share Pledge, in each case of (i) and (ii), by February 28, 2015, or such authorization in the case of (ii) is overturned on appeal.
(t)     Parent Restructuring Plan. Upon confirmation of the Parent Restructuring Plan, either of the Parent Restructuring Plan or the order confirming it shall fail to provide in form and substance reasonably acceptable to the Administrative Agent for the terms and obligations of the Parent Guaranty, the Shareholder Undertaking and the Subordination Agreements to be undertaken by the Parent or a Successor Guarantor.
(u) Amendment to the Parent Guaranty. The Amendment to the Parent Guaranty is not authorized or approved by the appropriate Governmental Authority in the Chapter 11 Cases or otherwise does not take full force and effect in accordance with the terms thereof, on the earlier of (i) the Amendment No. 2 Closing Date and (ii) September 30, 2015.
(v) Claims in the Chapter 11 Cases. The claims of the Administrative Agent and the Financing Parties for the Guaranteed Obligations (as such term is defined in the Parent Guaranty) or arising under the Borrower Share Pledge in the Chapter 11 Cases shall for any reason be disallowed, avoided, nullified or subordinated, or any liability under the Parent Guaranty shall be released or discharged for any reason (including under Section 20 of the Parent Guaranty) other than due to (i) any affirmative act of the Administrative Agent or the Lender, (ii) the failure of the Administrative Agent or Lender to file a proof of claim in the Chapter 11 Cases in respect of any such claim (only if the filing thereof is otherwise required pursuant to an order of the relevant Governmental Authority in the Chapter 11 Cases or pursuant to the applicable Bankruptcy Law to preserve such claim) or defend any such claim against any objection thereto, or (iii) the unconditional and irrevocable repayment in full of the Guaranteed Obligations (as such term is defined in the Parent Guaranty), provided that there shall not be an Event of Default under this Section 7.1(v) (a) in the event such claims are reinstated pursuant to the Parent Restructuring Plan, or alternatively in the case of the claims arising under the Borrower Share Pledge only, the Borrower Share Pledge is reinstated or assumed by the Pledgor pursuant to the Parent Restructuring Plan or otherwise remains in full force and effect according to its terms and unaffected by the Chapter 11 Cases as of and after the Parent Restructuring Effective Date, or (b) so long as such claims are so reinstated or, if applicable, the Borrower Share Pledge is so reinstated or assumed by the Pledgor pursuant to the Parent Restructuring Plan or remains in full force and effect according to its terms and unaffected by the Chapter 11 Cases as of and after the Parent Restructuring Effective Date, as a result of any action that is appropriate to administer and maintain the claims register in the Chapter 11 Cases.
(w) Delivery of the Compliance Certificates. The Borrower delivers the Compliance Certificates pursuant to Section 5.1 (Financial Statements and Other Information) in respect of the twelve (12) months period ending on June 30, 2015 confirming that it is in compliance with the financial ratios set out in the Non-Sinosure Credit Agreement.
(x) Shareholder Undertaking, Subordination Agreements. The Shareholder Undertaking or any Subordination Agreement shall fail to be reinstated by the appropriate Governmental Authority in the Chapter 11 Cases or the claim of the Administrative Agent and the Financing Parties under the Shareholder Undertaking or Subordination Agreements shall for any reason be disallowed, avoided, nullified or subordinated, or any liability under the Shareholder Undertaking or Subordination Agreements shall be released or discharged for any reason other than

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due to (i) any affirmative act of the Administrative Agent or the Lender, (ii) the failure of the Administrative Agent or Lender to file a proof of claim in the Chapter 11 Cases in respect of any such claim (only if the filing thereof is otherwise required pursuant to an order of the relevant Governmental Authority in the Chapter 11 Cases or pursuant to the applicable Bankruptcy Law to preserve such claim) or defend any such claim against any objection thereto or (iii) the unconditional and irrevocable repayment in full of the Loans, provided that there shall not be an Event of Default under this Section 7.1(x) (a) in the event such claims are reinstated pursuant to the Parent Restructuring Plan, or (b) so long as such claims are so reinstated, as a result of any action that is appropriate to administer and maintain the claims register in the Chapter 11 Cases.

(y) Status of the Pledgors. (i) Any of the holders of the issued share capital of the Borrower is a “debtor” (as defined in 11 U.S.C § 101(13)) concerning whom a plan confirmed under 11 U.S.C. § 1129 has not become effective or in respect of which an order dismissing the Chapter 11 Case pertaining to it has not been entered, or (ii) the Borrower Share Pledge, for whatever reason, is not enforceable in accordance with the terms thereof (including as a result of any stay), in each case of (i) or (ii), as of or after September 30, 2015.

5.    Amendments to Section 9.2 (Bankruptcy) of the Non-Sinosure Credit Agreement
(a)    Section 9.2 (Bankruptcy) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“Additionally, the Guarantors unconditionally and irrevocably, jointly and severally, guarantee the payment of any and all of the Guaranteed Obligations to the Financing Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Sections 7.1(e), 7.1(g) and 7.1(h), and irrevocably and unconditionally promise to pay such Guaranteed Obligations to the Financing Parties upon such occurrence.”

6.    Amendments to Section 10.13 (Assignments, Participations, etc.) of the Non-Sinosure Credit Agreement
(a)    Paragraph (a) of Section 10.13 (Assignments, Participations, etc.) of the Non-Sinosure Credit Agreement shall be amended to read in its entirety as follows:
“(a)    Subject to Section 10.13(b) below, any Lender may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed or conditioned, however, it will not be considered unreasonable for the Borrower to withhold consent if any such assignment could have the effect of increasing the Borrower’s or any Guarantor’s costs under the Financing Documents, due to new or increased Taxes, or otherwise), at any time assign all or any part of its Loan Commitments or Loans and the other rights and obligations of such Lender hereunder and under the other Financing Documents, to another bank or financial institution, provided that no consent of the Borrower shall be required for any assignment by a Lender of all or any part of its Loan Commitments or Loans and other rights and obligations after the occurrence of the Amendment No. 2 Closing Date. Any partial assignment of Loan Commitments or Loans under

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this Section 10.13(a) shall not be less than US$10,000,000 or any integral multiple of US$5,000,000 in excess thereof.”

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Exhibit A

Form of Ratification Agreement

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Exhibit B

Form of Amendment to the Parent Guaranty

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Exhibit C

Form of Borrower Share Pledge

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